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                                                                     Exhibit 3.2

      State of Delaware
     Secretary of State
   Division of Corporations
 Delivered 09:37 AM 12/19/2003
   FILED 09:38 AM 12/19/2003
 SRV 030821242 - 2585475 FILE

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                                SIMMONS COMPANY

                                 WITH AND INTO

                             SIMMONS HOLDINGS, INC.

          (UNDER SECTION 253 OF THE DELAWARE GENERAL CORPORATION LAW)

                              * * * * * * * * * *

         Simmons Holdings, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Corporation was incorporated on February 15, 1996 pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation is the owner of more than ninety percent (90%) of the outstanding shares of capital stock of Simmons Company, a corporation organized and existing under the laws of the State of Delaware ("Simmons").

         THIRD: That Simmons hereby merges with and into the Corporation pursuant to the Agreement and Plan of Merger, dated as of December 19, 2003 between the Corporation and Simmons (the "Merger"), to be effective as of the date and time of filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

         FOURTH: That the name of the surviving corporation of the Merger which will continue its existence upon the effective time of the Merger (the "Surviving Corporation") is: Simmons Holdings, Inc.

         FIFTH: That the Restated Certificate of Incorporation of the Corporation will continue in existence as the Certificate of Incorporation of the Surviving Corporation upon the effective time of the Merger, except that Article First of the Restated Certificate of Incorporation of the Corporation will be amended as follows:

             FIRST: The name of the Corporation is Simmons Company.

         SIXTH: The following is a copy of resolutions duly adopted as of December 19, 2003 by the unanimous written consent of the Board of Directors of the Corporation to merge Simmons with and into the Corporation:
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         RESOLVED, that it is desirable and in the best interests of the
Corporation that Simmons Company ("Simmons") be merged with and into the Corporation pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of December 19, 2003 (the "Merger Agreement") between the Corporation and Simmons; and further

         RESOLVED, that at the effective time of the Merger (the "Effective Time") each share of common stock of Simmons held by Simmons as treasury stock or owned by the Corporation or any of its subsidiaries immediately prior thereto shall be canceled, and no payments shall be made with respect thereto; and further

         RESOLVED, that the Second Amended and Restated Certificate of the Corporation, the surviving entity, shall continue in existence at the Effective Time, except that Article First of the Second Amended and Restated Certificate of Incorporation of the Corporation will be amended as follows:

                  FIRST: The name of the Corporation is Simmons Company.

         RESOLVED, that the other terms and conditions of the Merger shall be as set forth in the Merger Agreement; and further

         RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Simmons with and into the Corporation and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy thereof to be recorded in the Office of the Recorder of Deeds of New Castle County, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or appropriate to effect the Merger; and further

         RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take such additional lawful action, and execute and deliver such agreements, documents and instruments as any of them may deem necessary or appropriate to implement the provisions of the foregoing resolutions, the authority for the taking of such action and the execution and delivery of such agreements, documents and instruments to be conclusively evidenced thereby.

                  SEVENTH: That the proposed Merger has been approved by THL-SC Bedding Company, the sole stockholder of the Corporation, by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robert Hellyer, its President, and attested to by Kristen McGuffey, its Secretary, this 19th day of December, 2003.


                                          SIMMONS HOLDINGS, INC.


                                          By: /s/ Robert W. Hellyer
                                             -----------------------------------
                                             Name: Robert W. Hellyer
                                             Title: President


ATTEST BY:


By: /s/ Kristen McGuffey
   -----------------------------------
   Name: Kristen McGuffey
   Title: Secretary